EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-267166 on Form S-3 and Registration Statement Nos. 333-218218, 333-143275, 333-256469, 333-267165, 333-272155 and 333-279765 on Form S-8 of our reports dated February 21, 2025, relating to the financial statements of Onity Group Inc. and subsidiaries (the Company) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP
New York, NY
February 21, 2025